CENTENNIAL BANK
                                 ---------------

                           DEFERRED COMPENSATION PLAN
                           --------------------------


                            Effective January 1, 1996

                                 CENTENNIAL BANK

                           DEFERRED COMPENSATION PLAN

                                TABLE OF CONTENTS
                                -----------------

ARTICLE I.    NAME, OBJECT, EFFECTIVE DATE..........................      1
     1.01     Name..................................................      1
     1.02     Object................................................      1
     1.03     Effective Date........................................      1

ARTICLE II.   DEFINITIONS AND INTERPRETATIONS.......................      1
     2.01     General Definitions...................................      1
     2.02     Interpretation........................................      3
     2.03     Alternative Action....................................      4
     2.04     Applicable Law........................................      4
     2.05     Headings..............................................      4
     2.06     Signed Copies.........................................      4

ARTICLE III.  PARTICIPATION and ELECTIONS...........................      4
     3.01     Participation.........................................      4
     3.02     Deferral Elections....................................      4
     3.03     Subsequent Ineligibility..............................      4

ARTICLE IV.   DISTRIBUTION OF BENEFITS..............................      5
     4.01     Eligibility for Distribution..........................      5
     4.02     Post-Retirement Death Benefit.........................      6
     4.03     Pre-Retirement Death Benefit..........................      6
     4.04     Designation of Beneficiary............................      6
     4.05     Commencement of Distributions.........................      6
     4.06     Administrator Discretion for Small Distributions......      7
     4.07     Qualified Domestic Relations Order....................      7

ARTICLE V.    DEFERRAL OF COMPENSATION..............................      7
     5.01     Deferral Contributions................................      7
     5.02     Minimum Deferral......................................      8
     5.03     Modifications to Amount Deferred......................      8
     5.04     Revocation of Deferral................................      9
     5.05     Company Matching Contributions........................      9
     5.06     Vesting of Marching Contributions.....................      9

ARTICLE VI.   FUNDING  .............................................     10
     6.01     Participant Interest in Assets........................     10
     6.02     Asset Acquisition.....................................     10
     6.03     Trust Agreement.......................................     10
     6.04     Asset Investment......................................     11
     6.05     Insurance.............................................     11
     6.06     Valuations............................................     11
     6.07     Limited Effect of Allocation..........................     12
     6.08     Report of Account Balance.............................     13

ARTICLE VII.  ADMINISTRATION OF PLAN................................     13
     7.01     Plan Administrator....................................     13
     7.02     Allocation and Delegation of Administrative Functions.     13
     7.03     Administrator Powers..................................     13
     7.04     Reliance on Reports...................................     15
     7.05     Rules and Procedures..................................     15
     7.06     Administrative Records................................     15
     7.07     Exchange of Information...............................     15
     7.08     Actions Binding.......................................     15
     7.09     Company Records.......................................     15
     7.10     Duties of Participant.................................     15
     7.11     Administrator Expenses................................     16
     7.12     Administrator Indemnified.............................     16
     7.13     Limitation of Liability...............................     16

ARTICLE VIII. CLAIMS AND REVIEW PROCEDURE...........................     16
     8.01     Claims for Benefits and Inquiries.....................     16
     8.02     Denial of Claims......................................     16
     8.03     Review of Denied Claims...............................     17
     8.04     Decision on Review....................................     17
     8.05     Rules and Procedures on Review........................     18
     8.06     Exhaustion of Remedies................................     18

ARTICLE IX.   AMENDMENT AND TERMINATION OF THE PLAN.................     18
     9.01     Future of the Plan....................................     18
     9.02     Company Right to Amend or Terminate the Plan..........     18
     9.03     Company Right to Terminate the Plan...................     19
     9.04     Procedure for Plan Amendment or Termination...........     19
     9.05     Reorganization........................................     19

ARTICLE X.    MISCELLANEOUS.........................................     19
     10.01    Company Right to Terminate Employment.................     19
     10.02    Participation in Other Plans..........................     19
     10.03    Alienability..........................................     19

                                 CENTENNIAL BANK
                                 ---------------

                           DEFERRED COMPENSATION PLAN
                           --------------------------


          Pursuant to due authorization by its Board of Directors, the undersigned, Centennial Bancorp, an Oregon corporation ("the Company"), did constitute, establish and adopt the following Deferred Compensation Plan ("Plan"), effective January 1, 1996.

ARTICLE I.  NAME, OBJECT, EFFECTIVE DATE

          1.01 NAME. This Plan shall be known as the "Centennial Bank Deferred Compensation Plan," herein called the "Plan."

          1.02 OBJECT. The primary object of the Plan is to provide a select group of management or highly compensation personnel of the Company and its Affiliates with an appropriate level of retirement income by supplementing the retirement benefits otherwise provided under any qualified retirement programs the Company may, from time to time, provide to its eligible employees. The Plan and any related Trust are intended to be unfunded and nonqualified for purposes of the Internal Revenue Code of 1986, as amended ("Code"), and the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          1.03 EFFECTIVE DATE. The effective date of the Plan is January 1, 1996, except where an earlier or later effective date is expressly stated.


ARTICLE II.  DEFINITIONS AND INTERPRETATIONS

          2.01 GENERAL DEFINITIONS. The following words and phrases shall have the following meanings, unless the context requires otherwise:

               (a)  "ADMINISTRATOR"  means the Administrator appointed under
          Article VII.

               (b) "AFFILIATE" means any other Employer entity in any of the following aggregation groups which include the Company: a controlled group of corporations under Code ss. 414(b); a controlled group of trades or businesses (whether or not incorporated) under Code ss. 414(c); and an affiliated service group under Code ss. 414(m). As of the Effective Date of the Plan, the following two entities are Affiliates of the Company:

                                    Centennial Bank
                                    Centennial Mortgage Co.

               (c) "BENEFICIARY" means each person, or the estate of a deceased Participant, entitled to benefits, if any, upon the death of a Participant determined pursuant to 4.04.

               (d) "COMPANY" means Centennial Bancorp, an Oregon corporation, the corporation which sponsors and maintains this Plan.

               (e) "DIRECTORS" means the Board of Directors of the Company as from time to time constituted.

               (f) "ELIGIBLE EMPLOYEE" means each active Employee of the Company or an Affiliate who, on or after the Effective Date, (i) is a member of a "select group of management or highly compensated employees" of the Company within the meaning of Sections 201(2), 301(a)(3) and 401(a)(4) or ERISA, and (ii) is selected by the Administrator to participate in this Plan.

               (g) "EMPLOYEE" means any individual who is employed by the Company or an Affiliate, whether compensated by a salary or hourly wage, unless the term is limited to employment by a particular entity by the phrase "Employee of the Company," "Employee of an Affiliate," or words of similar import.

               (h) "EMPLOYER" means the Company or an Affiliate, as applicable.

               (i) "FISCAL YEAR" means the fiscal year of the Company, currently the twelve (12) month period from January 1 to December 31.

               (j) "DEFERRED COMPENSATION ACCOUNT" means the bookkeeping account established by the Company to account for the benefit payable under the terms of the Plan in conjunction with the elections by the Participant as set forth in the Participation Agreement.

               (k) "PARTICIPANT" means any Eligible Employee of the Company or an Affiliate who is selected as eligible to participate in the Plan and elects to participate in the Plan as provided under 3.01.

               (l) "PARTICIPATION AGREEMENT" means the agreement between a Participant and the Company or an Affiliate for deferred compensation benefits under this Plan.

               (m) "PLAN YEAR" means the twelve (12) month period from January 1 to December 31.

               (n) "RETIREMENT DATE" means the date of Participant's age for retirement or such other date for receiving benefits as set forth in the Participation Agreement.

               (o) "TERMINATION OF EMPLOYMENT" means the date on which such Participant (i) retires, resigns or ceases to be an Eligible Employee;
          (ii) dies or becomes disabled while a Participant; or (iii) departs from the service of the Company and its affiliates or subsidiaries for any reason; provided, that a Participant will not be deemed to have terminated his employment solely by reason of a leave of absence duly approved by the Administrator.

               (p) "TRUST" means any trust established by a separate Trust Agreement for this Plan, if any. "Trust Fund" means the corpus of the Trust.

               (q) "DEFERRED COMPENSATION AGREEMENT" means that portion of the Participation Agreement between the Participant and the Company to defer receipt by the Participant of compensation not yet earned. Such agreement shall state the deferral amount to be withheld from a Participant's pay or bonus and shall become effective no earlier than the first day of the month following the execution of such agreement.

               (r) "UNFORESEEABLE EMERGENCY" means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an "Unforeseeable Emergency" would depend upon the facts of each case, but, in any case, payment may not be made in the event that such hardship is or may be relieved:

          (1) Through reimbursement or compensation by insurance or otherwise,

          (2) by liquidation of the Participant's assets, to the extent that liquidation of such assets would not itself cause sever financial hardship, or

          (3) by cessation of Deferrals under the Plan.

          The need to send a Participant's child to college or the desire to purchase a home shall not be an Unforeseeable Emergency.

          2.02 INTERPRETATION. Wherever the fulfillment of the intent and purpose of this Plan requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

          2.03 ALTERNATIVE ACTION. In the event it shall become impossible for the Company or the Administrator to perform any act required by this Plan, the Company or Administrator may perform such alternative act as most nearly carries out the intent and purpose of this Plan.

          2.04 APPLICABLE LAW. All legal questions pertaining to the Plan shall be determined in accordance with applicable federal law, and to the extent not preempted by federal law, the laws of the state of Oregon. All contributions and benefit payments made hereunder shall be deemed to have been made in Oregon.

          2.05 HEADINGS. Article and section headings are for convenient reference only and shall not be deemed to be part of the substance of this instrument or in any way to enlarge or limit the contents of any Article or section.

          2.06 SIGNED COPIES. This Plan may be executed in any number of counterparts, each of which shall be deemed to be an original, and such counterparts taken together shall constitute one (1) and the same instrument.


ARTICLE III.  PARTICIPATION and ELECTIONS

          3.01 PARTICIPATION. Subject to the provisions of the Plan, all Eligible Employees covered by the Plan will be eligible to defer compensation and receive benefits at the time and in the manner provided hereunder, upon execution of a Participation Agreement and approval by the Administrator.

          3.02 DEFERRAL ELECTIONS. All compensation deferral elections by a Participant must be made in writing on the forms prescribed by the Administrator (constituting a Deferred Compensation Agreement) prior to the commencement of the Plan Year, except that:

               3.02-1 INITIAL PLAN YEAR. In the case of deferrals for the initial Plan Year, a Participant may make an effective deferral election not later than thirty (30) days after the first day of the Plan Year with respect to compensation earned in periods beginning after the election is made; and

               3.02-2 INITIAL ELIGIBILITY. In the case of an Employee who first becomes eligible to participate after the Plan's effective date, the Participant may make a deferral election within thirty (30) days after first becoming eligible, provided such election is made only with respect to compensation to be earned in periods beginning after the date of the election.

          3.03 SUBSEQUENT INELIGIBILITY. If, prior to a Participant's Retirement Date, the Administrator determines, based on a judicial or administrative determination or an opinion of counsel, that the Participant ceases to be a member of a "selected group of management or highly compensated employees" of the Company within the meaning of Sections 201(2), 301(a)(3) and 401(a)(4) of ERISA, such Participant shall cease participating in this Plan with respect to all periods for which such Participant is not a member of such select group.

ARTICLE IV.  DISTRIBUTION OF BENEFITS

          4.01 ELIGIBILITY FOR DISTRIBUTION. Participants shall be eligible for a distribution of benefits from the Plan upon (a) the earlier of the Participant's Termination of Employment or Retirement Date, (b) the event of an approved financial hardship due to an Unforeseeable Emergency, (c) a scheduled in-service withdrawal, or (d) an accelerated distribution.

               4.01-1 DISTRIBUTION DUE TO TERMINATION OR REACHING RETIREMENT DATE. On the date the Participant shall have reached Retirement Date as set forth in the Participation Agreement, or otherwise terminates employment with the Company, the Corporation shall distribute an amount equal to the deemed fair market value of the assets in the Participant's Deferred Compensation Account in the form and in the manner elected by Participant and provided in the Participation Agreement.

               4.01-2 DISTRIBUTION DUE TO UNFORESEEABLE EMERGENCY. A Participant may request a distribution due to Unforeseeable Emergency by submitting a written request to the Administrator accompanied by evidence to demonstrate that the circumstances being experienced qualify as an Unforeseeable Emergency. The Administrator shall have the authority to require such evidence as it deems necessary to determine if a distribution is warranted. If an application for a hardship distribution due to an Unforeseeable Emergency is approved, the distribution is limited to an amount sufficient to meet the emergency. The allowed distribution shall be payable in a method determined by the Administrator as soon as possible after approval of such distribution. A Participant who has commenced receiving installment payments under the Plan may request acceleration of such payments in the event of an Unforeseeable Emergency. The Administrator may permit accelerated payments to the extent such accelerated payment does not exceed the amount necessary to meet the emergency.

               4.01-3 IN-SERVICE WITHDRAWAL. A Participant may schedule an in-service withdrawal of deferred compensation if, at the time a deferral is made, the Participant indicates in the Participation Agreement (a) that the deferral will be paid as an in-service withdrawal, and (b) the distribution dates applicable to such deferral. Provided, however, that a distribution of an in-service withdrawal may not be made within five (5) Plan Years of the original date of deferral.

               4.01-4 ACCELERATED DISTRIBUTION. A Participant may request to receive the full value of his or her account balance at any time after commencing participation in the Plan by submitting a written request to the plan administrator; provided, however, that Participants exercising this accelerated distribution provision will immediately forfeit an amount equal to ten percent (10%) of the value of the account and will thereafter be ineligible to participate under the Plan for all future periods of employment with the Company or its Affiliates. Distribution of such Participant's accelerated distribution shall be made as soon as administratively practicable after such Participant's request is received. Any accelerated distributions made within one year of the Company's bankruptcy may be required to be returned to the Company.

          4.02 POST-RETIREMENT DEATH BENEFIT. If the Participant dies after benefits commence under 4.01 above, but before receiving the balance of such Deferred Compensation Account, Participant's Beneficiary (designated pursuant to 4.04) shall be entitled to the balance of Participant's Deferred Compensation Account, paid as provided in the Participation Agreement, commencing on the first day of the month following the month of death and continuing for the period specified therein.

          4.03 PRE-RETIREMENT DEATH BENEFIT. In the event the Participant should die after becoming a participant, but prior to the commencement of benefits under 4.01, Participant's Beneficiary (designated pursuant to 4.04) shall be entitled to the balance of Participant's Deferred Compensation Account, paid as provided in the Participation Agreement, commencing on the first day of the month following the month of death and continuing for the period specified therein.

          4.04 DESIGNATION OF BENEFICIARY. Payment of death benefits under 4.02 or 4.03, above, will be made to such individual or individuals as (i) the Participant may have designated in a written instrument filed with the Company prior to Participant's death, and (ii) the Company shall have approved (whether before or after the Participant's death) by resolution of its Board of Directors.

               4.04-1 NO DESIGNATION. In the absence of any effective designation of beneficiary any such amounts becoming due and payable upon the death of the Participant shall be payable to his duly qualified executor or administrator.

               4.04-2 DIVORCE REVOKES PRIOR SPOUSAL DESIGNATION. Except as provided in a valid "qualified domestic relations order," the divorce or annulment of the marriage of a Participant after the execution of a beneficiary designation revokes all provisions in such designation in favor of the former spouse of the Participant and any provisions therein naming such former spouse, and the effect of such designation is the same as though the former spouse did not survive the Participant.

          4.05 COMMENCEMENT OF DISTRIBUTIONS. Distribution of benefits to a Participant or beneficiary under the Plan (for reasons other than an unforeseen emergency or Accelerated Distribution) shall commence within 30 days after such Participant's reaching Retirement Date or Termination of Employment.

          4.06 ADMINISTRATOR DISCRETION FOR SMALL DISTRIBUTIONS. Notwithstanding anything in this Article IV to the contrary, if the total amounts held under this Plan for a Participant total $5,000 or less and the Participant has Terminated Employment, the Administrator may at any time elect a lump sum distribution, which distribution shall occur no later than 30 days after the Participant suffers a Termination of Employment.

          4.07 QUALIFIED DOMESTIC RELATIONS ORDER. The rights of prior spouse or other family member to any share of a Participant's account balance shall take precedence over any claims of the Participant and spouse at the time of retirement or death only as provided in a qualified domestic relations order. See 10.03.


ARTICLE V. DEFERRAL OF COMPENSATION

          5.01 DEFERRAL CONTRIBUTIONS.

               5.01-1 AMOUNT. The Company shall credit to a book reserve (the "Deferred Compensation Account") established for this purpose, the Participant's Salary and Bonus Deferral Contributions as set forth in the Participant's Deferred Compensation Agreement for each fiscal year, subject to the limitations set forth herein and to all rules applicable to contributions under the Plan:

               (a) SALARY DEFERRAL CONTRIBUTIONS. Beginning after January 1, 1996, and each pay period thereafter, the Company shall withhold and credit to the Company's bookkeeping reserve for the Plan the total amount of all salary deferral elections made by Participants. Any such contribution shall be:

                    (1) Known as the Participant's salary deferral contribution;

                    (2) Made pursuant to a written election filed by the Participant with the Company prior to the period of service to which such compensation applies, at such times as determined by the Administrator, directing the Company to withhold from direct compensation payments the amount specified by the Participant, which shall be stated in any whole percentage from one percent (1%) to a maximum of one-hundred percent (100%) of current compensation, or such other maximum percentage as the Administrator may set;

                    (3) Allocated to the bookkeeping reserve Deferred Compensation Account of each electing Participant;

                    (4) One hundred percent (100%) vested and nonforfeitable at all times; and

                    (5) Subject to the limitations and conditions herein set forth.

               (b) BONUS DEFERRAL. Beginning January 1, 1996, the Company shall withhold and credit to the Company's bookkeeping reserve for the Plan the total amount of all bonus deferral elections made by Participants. Any such contribution shall be:

                    (1) Known as the Participant's bonus deferral election;

                    (2) Made pursuant to a written election filed by the Participant with the Company prior to the period of service to which such bonus applies, at such times as determined by the Administrator, directing the Company to withhold from direct bonus payments the amount specified by the Participant, which shall be stated in any whole percentage from one percent (1%) to a maximum of one-hundred percent (100%) of current bonus, or such other maximum percentage as the Administrator may set;

                    (3) Allocated annually to the Deferred Compensation Account of the Participant at the time such bonus payment would have been otherwise payable;

                    (4) One hundred percent (100%) vested and nonforfeitable at all times; and

                    (5) Subject to the limitations and conditions herein set forth.

               5.01-2 INVESTMENT AND DISTRIBUTION. Amounts credited to a Participant's Deferred Compensation Account shall be invested by the Company and periodically valued as provided in Article VI.

          5.02 MINIMUM DEFERRAL. Each Employee who becomes a Participant must agree to defer a minimum of one thousand dollars two hundred ($1,200.00) per Plan Year.

          5.03 MODIFICATIONS TO AMOUNT DEFERRED. A Participant may change Deferrals with respect to Compensation not yet earned by submitting a new properly executed Deferred Compensation Agreement to the Administrator. Such change shall take effect as soon as administratively practicable but not earlier than the first pay period commencing with or during the first month following receipt by the Administrator of such Deferred Compensation Agreement. Modifications (other than a revocation of participation as provided in Article 5.04) may only be made prior to the beginning of a Plan Year and subject to the limitations specified in the Adoption Agreement.

          5.04 REVOCATION OF DEFERRAL. Any Participant may revoke his or her election to have Compensation deferred by so notifying the Administrator in writing. The Participant's full Compensation on a nondeferred basis will then be restored as soon as administratively practicable, but no earlier than the first pay period commencing with or during the first month following receipt of written notice of such revocation by the Administrator.

               5.04-1 PAYMENT OF ACCOUNT. Notwithstanding this Article 5.04, the Participant's Deferred Compensation Account shall be paid only as provided in
Article IV of this Plan.

               5.04-2 REINSTATEMENT OF PARTICIPATION. In the event a Participant revokes his or her deferral election, such Participant will cease participating in the Plan for the balance of the Plan Year, but may again elect to defer compensation under the Plan for the Plan Year next following such revocation.

          5.05 COMPANY MARCHING CONTRIBUTION. For all eligible Participants who make Deferral Elections for the Plan Year under 3.02, the Company or an Affiliate may contribute an amount or percentage as the Directors of the Company or Affiliate, in their discretion, shall determine. Any such contribution shall be:

               5.05-1 Known as the Company's matching contribution;

               5.05-2 Allocated to the matching account of each Eligible Participant (based on the total amount of such Participant's deferral for the Plan Year);

               5.05-3 Invested by the Company and periodically valued as provided in Article VI;

               5.05-4 Subject to forfeiture under the vesting schedule set forth in 5.06;

               5.05-5 Distributed in the form and in the manner elected by the Participants and provided in the Participation Agreements; and

               5.05-6 Subject to the limitations and conditions herein set forth.

          5.06 VESTING OF MATCHING CONTRIBUTIONS. If a Participant's employment terminates prior to his or her Retirement Date for reasons other than the Participant's death or total and permanent disability, the Participant's accrued benefit in the Company's Matching contribution shall vest as follows:

               5.06-1  VESTING SCHEDULE.

     Number of Years of                 Percentage of          Percentage
Cumulative Service Under Plan           Account Vested         Forfeited
-----------------------------           --------------         ----------

Less than 2 years                             0%                 100%
2 but less than 3 years                      20%                  80%
3 but less than 4 years                      40%                  60%
4 but less than 5 years                      60%                  40%
5 but less than 6 years                      80%                  20%
6 or more years                             100%                   0%

                  5.06-2 "Years of Service" Defined. For this 5.06, "years of service" for vesting purposes shall have the same meaning, and be interpreted in the same manner, as a vesting year of service under the 401(k) plan sponsored by the Company and its Affiliates, currently known as the Centennial Bank Employees' Savings and Profit Sharing Plan.


ARTICLE VI.  FUNDING

          6.01 PARTICIPANT INTEREST IN ASSETs. Amounts credited to a Participant's Deferred Compensation Account and any payments to the Participant, his duly designated Beneficiary, or any other beneficiary hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Company; no person shall have nor acquire any interest in any such assets by virtue of the provisions of this Plan or the Participation Agreement. The Company's obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that the Participant or any person acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company; no such person shall have nor require any legal or equitable right, interest or claim in or to any property or assets of the Company.

          6.02 ASSET ACQUISITION. The Company reserves the absolute right in its sole and exclusive discretion to acquire assets to fund the obligations of the Plan, or refrain from funding the same, and to determine the extent, nature and method of such funding, provided that no such asset acquisition, trust agreement or other arrangement entered into by the Company shall affect the status of the Plan as unfunded for purposes of Title I of ERISA or the Code.

          6.03 TRUST AGREEMENT. Any trust created by the Company, and any assets held by such trust to assist the Company in meeting its obligations under this Plan, shall conform its terms to the requirements of the model trust described in Internal Revenue Procedure 92-64, 1992-2 C.B. 422.

          6.04 ASSET INVESTMENT. Any funds credited to a Participant's Deferred Compensation Account may be kept in cash or invested and reinvested in mutual funds, stocks,kl bonds, securities or any other assets as may be selected by the Administrator in its discretion.

               6.04-1 INVESTMENT ADVICE. In the exercise of the foregoing discretionary investment powers, the Administrator may engage investment counsel and, if it so desires, may delegate to such counsel full or limited authority to select the assets in which the funds are to be invested.

               6.04-2 PARTICIPANT DIRECTION. The Administrator may designate a group of investments in which each Participant's Deferred Compensation Accounts may be deemed to be invested, and each participant may select from time to time the investments in which such bookkeeping account will be deemed invested; provided, however, that Administrator is under no obligation to acquire or provide any of the investments designated by Participant and any investments actually made will be made solely in the name of the Company and will remain the Company's property.

          6.05 INSURANCE. In the event that, in its discretion, the Company purchases an insurance policy or policies insuring the life of the Participant (or any other property) to allow the Company to recover the cost of providing the benefits, in whole, or in part, hereunder, neither the Participant, his designated beneficiary, any other beneficiary nor any other person shall have nor acquire any rights whatsoever therein or in the proceeds therefrom.

               6.05-1 COMPANY AS OWNER. The Company shall be the sole owner and beneficiary of any such policy or policies and, as such, shall possess and may exercise all incidents of ownership therein. No such policy, policies, or other property shall be held in any trust for the Participant or any other person nor as collateral security for any obligation of the Company hereunder.

               6.05-2 PARTICIPANT COOPERATION. If the Company elects to purchase a life insurance or annuity policy on the life of the Participant, Participant shall sign any papers that may be required for that purpose and shall undergo any medical examination or tests that may be necessary.

          6.06 Valuations.

               6.06-1 ANNUAL VALUATION. Every Plan Year (the "valuation period"), as of December 31, the amounts credited to the Participants' Deferred Compensation Accounts shall be valued at their deemed fair market value based on the investment preferences expressed in the Participation Agreements, and the deemed net increase or decrease from the fair market value as of the end of the valuation period shall be determined.

               6.06-2 INTERIM VALUATION. The Administrator may arrange for other periodic valuations of the accounts, and, following the method under this 6.06, may make entries to the accounts entitled to share therein.

               6.06-3 VALUATION FOR TERMINATION. Any Participant who for any reason terminates employment with the Company and is due an immediate distribution, shall have his interest under the Plan determined on the basis of the interim or annual valuation preceding or coincident with such distribution.

               6.06-4 ASSET VALUATION. The Administrator may rely on valuations furnished by any trustees or investment manager for the Plan, published or quoted market prices, opinions of persons believed to be skilled in such matters, or any other valuation method which is reasonable under the circumstances.

               6.06-5 ALLOCATION. Allocations of investment gain or loss shall be made in accordance with the type of investment account each Participant is deemed to maintain as provided in (a), (b) and (c).

               (a) TYPE OF ACCOUNTS. The types of investment accounts under the Plan are pooled investment fund(s) which the Administrator may from time to time make available, subject to the Participant's election to specify and change amount deemed invested in any particular investment fund.


               (b) GENERAL ALLOCATION. Subject to (c), the accounts of each Participant as of the valuation date, shall be credited or debited to take into account any deemed earnings or losses during the previous valuation period. Allocation will be time weighted to take into account the date of deferrals, contributions, distributions, and transfer among funds.

               (c) ALLOCATION LIMITED TO INVESTMENT FUND. The investment gain or loss of each type of investment fund under (a) shall be separately determined and allocated. Each Participant's account shall share only in the investment experience of the fund(s) in which such account is deemed invested, and shall not share in the investment experience of any other fund, regardless of the results achieved.

          6.07 LIMITED EFFECT OF ALLOCATION. The fact that any allocation shall be made and credited to an account shall not vest in a Participant any right, title or interest in or to any assets of the Company, or any right to payment, except at the time(s) and upon the condition(s) elsewhere set forth in the Plan.

          6.08 REPORT OF ACCOUNT BALANCE. A Participant shall be entitled to find out the balance in his account within a reasonable time after making a request therefor to the Administrator or its administrative office. The Administrator shall furnish each Participant a statement showing his annual account balance as soon as administratively practicable after the Plan Year end allocations have been completed. The Administrator may, in its discretion, arrange to provide Participants with account balance statements more frequently so long as such statements are provided on a non-discriminatory basis.


ARTICLE VII.  ADMINISTRATION OF PLAN

          7.01 PLAN ADMINISTRATOR. The Plan shall be administered by the Company, acting collectively through its Board of Directors, who together shall be the "Plan Administrator" for purposes of ERISA ss. 3(16), herein called the "Administrator." The Administrator has, in its sole discretion, the power and authority to delegate and implement all functions necessary or desirable for the proper administration of the Plan as described in this Article VII. In addition to other duties and powers hereunder, the Company shall have the following duties and powers as Administrator:

               7.01-1 To ensure that all records necessary for proper operation of the Plan are kept;

               7.01-2 To ensure compliance with all reporting and disclosure requirements imposed on the Plan "administrator" by ERISA and any other applicable law;

               7.01-3 To allocate and delegate to any Company Employee or other person any powers and duties relating to administration of the Plan as the Administrator in its discretion, deems advisable, necessary or appropriate.

          7.02 ALLOCATION AND DELEGATION OF ADMINISTRATIVE FUNCTIONS. By action of the Administrator, duly reflected in Plan records, the Administrator may allocate and delegate its duties and powers under the Plan to one (1) or more agents, who need not be employees of the Administrator, to assist in the performance of its duties. The Company shall carry out its duties and responsibilities under the Plan through its directors, officers and Employees, acting on behalf of and in the name of the Company in their capacities as directors, officers, and Employees and not as individual fiduciaries.

          7.03 ADMINISTRATOR POWERS. The Administrator shall have full power and authority to control and manage the operation and administration of the Plan and to construe and apply all of its provisions including the specific power and authority to interpret the Plan and Trust, remedy or resolve ambiguities, inconsistencies or omissions and to decide any questions about the rights of Participants and their beneficiaries. Any action taken in good faith by the Administrator in the exercise of authority conferred by this Plan shall be conclusive and binding upon the Participants and their beneficiaries. All discretionary powers conferred upon the Administrator shall be absolute, final and binding. The authority of the Administrator shall include, but not by way of limitation, the following:

               7.03-1 Authority to decide all questions relating to the eligibility of Employees to become Participants, the amount of service of any Employee or Participant, and the amount of benefits to which any Participant may be entitled by reason of his service prior to or after the effective date hereof;

               7.03-2 Authority to approve the payment of all benefits as they become payable under the Plan, which payments, except to the extent that they may be made from any Trust, shall be made by the Company upon written instructions from the Administrator;

               7.03-3 Authority to determine to whom any payments shall be made for the benefit of any retired Participant of the Plan who is, in the judgment of the Administrator, mentally incompetent;

               7.03-4 Authority to direct the Company to apply for, purchase, hold or transfer, any contract or contracts issued by an insurance company for the purpose of providing for the benefits under the Plan and to make payments to the insurance company under any such contract;

               7.03-5 Authority to engage such professional consultants and assistants as the Administrator, in its discretion, deems advisable, necessary or appropriate, including (but not limited to) accountants, actuaries, consultants, legal counsel, medical practitioners and clerical assistants to perform services with regard to any of its responsibilities under the Plan, including authority to employ one (1) or more persons to render advice with regard to any responsibility any person designated under 7.04 may have under the Plan;

               7.03-6 Authority to designate one (1) or more Company Employees as the "Plan Administrator" for purposes of all reports required to be filed with applicable governmental agencies, and to confer upon such Plan Administrator such powers and duties as the Administrator, in its discretion, shall determine from time to time;

               7.03-7 Authority to designate an agent for service of legal process in any suit or action involving the Plan;

               7.03-8 Authority to perform or cause to be performed such further acts as it may deem necessary, appropriate or convenient in the efficient administration of the Plan;

          7.04 RELIANCE ON REPORTS. The Administrator, any person delegated under the provisions hereof to carry out any responsibilities under the Plan, shall be entitled to rely upon tables, valuations, certificates, and reports furnished by actuaries designated by the administrator and upon certificates, reports, and opinions made or given by any accountant, legal counsel or other expert or other advisor (who may be employed or retained by the Company) selected or approved by the Administrator; and the Administrator and any delegate thereof shall not be liable, except to the extent provided by law, for any action taken, suffered or omitted in good faith or for any such action in reliance upon any such actuary, accountant, legal counsel or other expert or advisor.

          7.05 RULES AND PROCEDURES. The Administrator may adopt such rules to govern its Plan administration procedure as it may deem advisable, provided such rules are not inconsistent with the provisions and purposes of this Plan, and such actuarial methods and tables as it may deem necessary.

          7.06 ADMINISTRATIVE RECORDS. Each party having responsibility for any Plan administration function under the Plan shall keep such records as shall be appropriate for the orderly and efficient performance of such functions, and shall permit any other party having Plan administration responsibility to examine any of such records which are appropriate to the latter's functions.

          7.07 EXCHANGE OF INFORMATION. The Administrator shall furnish the Company all facts necessary or pertinent to the proper administration of the Plan, including the names of all Participants and beneficiaries who shall, from time to time, be entitled to benefits under the Plan, the amounts payable to each, and the dates of payment.

          7.08 ACTIONS BINDING. Any and all rules, interpretations, decisions, determinations, computations and other such actions of the Administration shall be binding and conclusive on all interested persons.

          7.09 COMPANY RECORDs. The records of the Company shall be conclusive evidence as to all matters forming the basis for participation in the Plan and for the calculation of benefits thereunder. The Administrator shall be entitled to rely upon a certificate of an officer of the Company as to the number of years of service rendered by any Employee, as to the age of such Employee, as to his average earnings, as to cause for the termination of his services, and as to any other information pertinent to the calculation or determination of his interest under the Plan.

          7.10 DUTIES OF PARTICIPANT. The Administrator may require a Participant to furnish to it such information and instruments or documents as it may deem necessary in the administration of the Plan. Compliance with such requirements shall be a condition of a Participant's receipt of benefits.

          7.11 ADMINISTRATOR EXPENSes. The Administrator, and any person delegated under the provisions hereof to carry out any responsibilities under the Plan, shall serve without compensation but shall be entitled to reimbursement from the Company for any reasonable expenses actually and properly incurred by them in the performance of its duties.

          7.12 ADMINISTRATOR INDEMNIFIED. The Company shall indemnify the Administrator, and any person delegated under the provisions hereof to carry out any fiduciary or other responsibilities under the Plan, and hold them harmless from the effects, consequences, expenses, attorneys' fees and damages of their acts or conduct in their capacity as Administrator members, except to the extent that such consequences are the result of their own willful misconduct or breach of good faith. Such indemnification shall be in addition to any other rights each may have as a matter of law, or by reason of any insurance or other indemnification.

          7.13 LIMITATION OF LIABILITY. No Company Employee, or person acting under authority of the Company or Administrator, shall be liable personally, either individually or jointly:

               7.13-1 For any debts, obligations, undertakings or benefit payments authorized by him in performing Plan functions, but the same shall be paid solely and exclusively by the Company;

               7.13-2 For acts or omissions of any other person or entity having responsibility for administrative functions hereunder, except to the extent he may be liable for the selection and supervision of such person or entity.


ARTICLE VIII.  CLAIMS AND REVIEW PROCEDURE

          8.01 CLAIMS FOR BENEFITS AND INQUIRIES. Any Participant or beneficiary may file a written claim for benefits or inquiry concerning the Plan, or concerning present or future rights to benefits under the Plan, with the Administrator. Applications for benefits must be made on the forms prescribed by the Administrator, signed by the Participant or beneficiary, as applicable, and submitted to the Administrator.

          8.02 DENIAL OF CLAIMS. In the event any claim for benefits is denied, in whole or in part, the Administrator shall notify the applicant of such denial in writing and shall advise the applicant of the right to a review thereof.

               8.02-1 CONTENT OF NOTICE. Such notice shall be written in a manner calculated to be understood by the applicant and set forth the following:

               (a) The specific reason for denial.

               (b) The specific reference to the Plan provisions upon which the denial is based.

               (c) A description of any additional information which is necessary to perfect the claim and why this information is necessary.

               (d) An explanation of the review procedure described in 8.03 below.

               8.02-2 TIMING OF NOTICE. Such written notice shall be given to the applicant within 90 days after the Administrator receives the application, unless special circumstances require an extension of time of up to an additional 90 days for processing the application. If such an extension is required, written notice of the extension shall be furnished to the applicant prior to the termination of the initial 90-day period. This notice of extension shall indicate the special circumstances requiring the extension of time and the date by which the Administrator expects to render its decision on the application for benefits. If written notice of denial of the application for benefits is not furnished within the time specified in this paragraph 8.02(b), the application shall be deemed denied.

               8.03 REVIEW OF DENIED CLAIMS. Any applicant whose claim for benefits is denied (or deemed denied) in whole or in part, or such applicant's authorized representative, may appeal from such denial by submitting to the Administrator a written requires for a review of the application within sixty
(60) days after receipt of denial of the notice (or, in the case of a deemed denial, 60 days after the application is deemed denied). The Administrator shall give the applicant or such representative an opportunity to review pertinent documents (other than legally privileged documents) in preparing the request for review. The request for review shall be in writing and shall be addressed as follows:

        Administrator for the Centennial Bank Deferred Compensation Plan
                         675 Oak Street, P. O. Box 1560
                                Eugene, OR 97440

The request for a review shall set forth all grounds on which it is based, all facts and documents in support of the request and any other matters which the applicant deems pertinent. The Administrator may require the applicant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its decision on review.

          8.04 DECISION ON REVIEW. After receiving the application for review, the Administrator will review the claim and decide the final disposition of the claim. The decision of the Administrator shall be binding on all parties.

               8.04-1 TIMING OF REVIEW. The decision should be reached within sixty (60) days after receipt of the application for review, although special circumstances may delay the review decision up to one hundred twenty (120) days. If such an extension is required, written notice of the extension shall be furnished to the applicant prior to the end of the initial 60-day period.


               8.04-2 NOTICE OF DECISION. In the event the Administrator confirms the denial of the application for benefits in whole or in part, such notice shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for such denial and specific references to the Plan provisions on which the decision is based. In the event that the Administrator determines that the application for benefits should not have been denied in whole or in part, the Administrator shall direct the Company to take appropriate remedial action as soon as reasonably practicable. If written notice of the Administrator's decision is not given to the applicant within the time period prescribed in 8.04-1, the application will be deemed denied on review.

          8.05 RULES AND PROCEDURES ON REVIEW. The Administration shall establish such rules and procedures, consistent with the Plan and with ERISA, as it may deem necessary or appropriate in carrying out its responsibilities in reviewing a denied claim. The Administrator may require an applicant who wishes to submit additional information in connection with an appeal to do so at the applicant's own expense. The Administrator may convene a hearing if it determines that sufficient cause is shown.

          8.06 EXHAUSTION OF REMEDIES. No legal action for benefits under the Plan shall be brought unless and until the applicant has (i) submitted a written claim for benefits in accordance with 8.01; (ii) been notified by the Administrator that the application is denied (or the application is deemed denied) as provided in 8.02; (iii) filed a written request for a review of the application in accordance with 8.03; and (iv) been notified in writing that the Administrator has affirmed the denial of the application (or the application is deemed denied) on review as provided in 8.04.


ARTICLE IX.  AMENDMENT AND TERMINATION OF THE PLAN

          9.01 FUTURE OF THE PLAN. The Company expects to continue the Plan indefinitely. Future conditions, however, cannot be foreseen, and the Company reserves the right to amend or terminate the Plan at any time.

          9.02 COMPANY RIGHT TO AMEND OR TERMINATE THE PLAN. The Company reserves the right, from time to time, to modify, alter or amend this Plan, as well as any Trust herein provided for; provided, however, that no such action shall be taken without the affected participant's consent which will reduce the benefit payable under the Plan prior to such Plan amendment, nor shall any Plan amendment reduce the benefit to be paid with respect to a person who is a Participant on the date of such Plan amendment below the amount which such Participation would have received if his employment had terminated on the day before such Plan amendment.

          9.03 COMPANY RIGHT TO TERMINATE THE PLAN. Subject to 9.02, the Company may terminate this Plan at any time, and the Plan shall in any case be considered o have terminated if the Company shall go out of existence, unless prior to such event the Plan shall be adopted and continued by a successor.

          9.04 PROCEDURE FOR PLAN AMENDMENT OR TERMINATION. The amendment and termination powers reserved in this Article IX shall be executed by the Company pursuant to due authorization as expressed in a written resolution adopted by its Board of Directors.

          9.05 REORGANIZATION. The Company shall not merge or consolidate into or with another corporation, or reorganize, or sell substantially all of its assets to another corporation, firm, or person unless and until such succeeding or continuing corporation, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such event, the term "Company" as used in this Agreement shall be deemed to refer to such succeeding or continuing company, firm or person.


ARTICLE X.  MISCELLANEOUS

          10.01 COMPANY RIGHT TO TERMINATE EMPLOYMENT. Nothing herein contained shall be construed as giving any Employee of the Company the right to be retained as an Employee or as impairing the right of the Company to terminate his service.

          10.02 PARTICIPATION IN OTHER PLANS. Nothing herein contained shall be construed to alter, abridge, or in any manner affect the rights and privileges of the Participant to participate in and be covered by any pension, profit sharing, group insurance, bonus or similar employee plans which the Company may now or hereafter maintain; provided, however, that this Plan shall be the sole and exclusive means of providing nonqualified deferred compensation and, as set forth in each Participation Agreement, supersedes and replaces all other promises or arrangements of the Company for such deferred compensation.

          10.03 ALIENABILITY. Neither the Participant nor any Beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify, or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony, or separate maintenance owed by the Employee or his beneficiary or any of them, to be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise. In the event the Participant or any beneficiary attempts assignment, commutation, hypothecation, transfer, or disposal of the benefit hereunder, the Company's liabilities shall forthwith cease and terminate. Notwithstanding the foregoing, the Plan will comply with the terms of any "Qualified Domestic Relations Order" (as that term is defined in the Code and ERISA), but only to the extent such order meets the requirements of Code ss. 206(d)(3).

          IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed by its President and its Corporate seal affixed at Eugene, Oregon the day and year first above written.




                                   CENTENNIAL BANCORP



                                   By: /s/ Richard C. Williams
                                      ------------------------
                                      Richard C. Williams
                                           (President)


ATTEST



By: /s/Cordy H. Jensen
   -------------------
       (Secretary)